EXHIBIT 99.1

Star Gas Partners, L.P. Reports Fiscal 2012 Second Quarter Results

STAMFORD, Conn., May 7, 2012 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE:SGU), a home energy distributor and services provider specializing in heating oil, today announced financial results for its fiscal 2012 second quarter and the six-month period ended March 31, 2012.

For the fiscal 2012 second quarter, Star reported a 14.0 percent decrease in total revenues to $629.6 million, compared with total revenues of $731.9 million in the prior year period, as higher selling prices driven by an increase in wholesale product costs were more than offset by a 27.1 percent decline in home heating oil and propane volume.

Home heating oil and propane volume for the fiscal 2012 second quarter decreased by 48.4 million gallons, to 130.5 million gallons, as the impact of warmer temperatures and net customer attrition more than offset the additional volume provided by acquisitions. Temperatures in Star's geographic areas of operations for the fiscal 2012 second quarter were 23.1 percent warmer than the fiscal 2011 second quarter and 22.0 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration. In the New York City metropolitan area, which is an important area of operations for Star, the three months ended March 31, 2012 was the warmest period in the past 112 years and 3.7 percent warmer than the next warmest comparable period.

During the fiscal 2012 second quarter, net income decreased by $8.2 million, to $40.5 million, due largely to the after-tax impact of the abnormally warm winter weather on operating results.

Adjusted EBITDA decreased by $19.7 million, to $59.7 million, during the fiscal 2012 second quarter as the impact of warmer temperatures and net customer attrition more than offset an increase in Adjusted EBITDA provided by fiscal 2012 and 2011 acquisitions, an increase in home heating oil and propane per gallon gross profit margins and $12.5 million recorded under the Partnership's weather hedge contract.

"The second quarter, like the first, was particularly challenging this year, with both record warm temperatures and prolonged high oil prices," said Dan Donovan, Star Gas Partners' Chief Executive Officer. "We saw weather extremes unlike any in recent memory, including New York temperatures the highest they've been in over one hundred years. Under such conditions, we concentrated on containing costs, managing working capital, and seeking new business opportunities. In that vein, in April we acquired a company in Baltimore that added over 17,000 accounts, bolstering our presence in this market.

"We view the past two quarters as anomalies, and we utilized them to strengthen our core operations by streamlining our organization and reducing operating expenses, for better performance when more normal temperatures return. In the interim, we received $12.5 million in payments under our weather hedge contract, which helped to mitigate the adverse affects of the warm weather on our results of operations, and have entered into an amendment to our revolving credit facility that allows for additional financial flexibility given the year's abnormal weather. We look forward to putting this winter behind us and preparing for improved financial results in the future."

For the six months ended March 31, 2012, Star reported an 8.4 percent decrease in total revenues to $1.1 billion, compared with total revenues of $1.2 billion in the prior year period, as higher selling prices driven by an increase in wholesale product costs were more than offset by a 24.0 percent decline in home heating oil and propane volume.

Home heating oil and propane volume for the first half of fiscal 2012 decreased by 70.0 million gallons, to 221.6 million gallons, as the impact of warmer temperatures and net customer attrition more than offset the additional volume provided by acquisitions. Temperatures in Star's geographic areas of operations for the first half of fiscal 2012 were 22.6 percent warmer than the prior year's comparable period and 21.3 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income decreased by $25.8 million, to $43.4 million, due largely to the after-tax impact of the abnormally warm winter weather on operating results and an unfavorable non-cash change in the fair value of derivative instruments.

Adjusted EBITDA decreased by $34.7 million, to $79.1 million, as the impact of warmer temperatures and net customer attrition more than offset an increase in Adjusted EBITDA provided by fiscal 2012 and 2011 acquisitions, an increase in home heating oil and propane per gallon gross profit margins and $12.5 million recorded under the Partnership's weather hedge contract.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners;
  our operating performance and return on invested capital as compared to those of other companies in the retail distribution of refined petroleum products business, without regard to financing methods and capital structure; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies and each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, should not be considered in isolation and should be viewed in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER: Star Gas management will host a conference call and webcast tomorrow, May 8, 2012, at 11:00 a.m. (EDT). The conference call dial-in number is 888-335-0893 or 970-315-0470 (for international callers). A webcast is also available at www.star-gas.com/events.cfm and at www.vcall.com

About Star Gas Partners, L.P.

Star Gas Partners, L.P. is the nation's largest retail distributor of home heating oil, based upon sales volume, operating throughout the Northeast and Mid-Atlantic. Additional information is available by obtaining the Partnership's SEC filings at www.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2011 and under the heading "Risk Factors" in our Quarterly Report on Form 10-Q (the "Form 10-Q") for the fiscal Quarter ended March 31, 2012. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q and Form 10-K. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
(in thousands)	2012	2011
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$ 25,053	$ 86,789
Receivables, net of allowance of $11,013 and $9,530 respectively	204,939	92,967
Inventories	45,308	80,536
Fair asset value of derivative instruments	4,752	3,674
Weather hedge contract receivable	12,500	--
Current deferred tax asset, net	3,340	13,155
Prepaid expenses and other current assets	19,051	22,296
Total current assets	314,943	299,417

Property and equipment, net	52,040	47,131
Goodwill	205,469	199,296
Intangibles, net	59,098	52,348
Long-term deferred tax asset, net	3,970	17,646
Deferred charges and other assets, net	9,996	10,291
Total assets	$ 645,516	$ 626,129

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$ 14,423	$ 18,569
Revolving credit facility borrowings	32,403	--
Fair liability value of derivative instruments	--	3,322
Accrued expenses and other current liabilities	86,241	76,428
Unearned service contract revenue	44,538	40,903
Customer credit balances	35,368	67,214
Total current liabilities	212,973	206,436

Long-term debt	124,309	124,263
Other long-term liabilities	20,882	22,797

Partners' capital
Common unitholders	313,703	299,913
General partner	301	187
Accumulated other comprehensive loss, net of taxes	(26,652)	(27,467)
Total partners' capital	287,352	272,633
Total liabilities and partners' capital	$ 645,516	$ 626,129

(tables follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per unit data - unaudited)	2012	2011	2012	2011

Sales:
Product	$ 584,208	$ 686,452	$ 990,877	$ 1,091,420
Installations and service	45,384	45,413	100,189	99,946
Total sales	629,592	731,865	1,091,066	1,191,366
Cost and expenses:
Cost of product	459,224	519,154	775,897	820,826
Cost of installations and service	44,374	46,075	96,725	98,697
(Increase) decrease in the fair value of derivative instruments	(16,981)	(13,261)	(9,863)	(27,167)
Delivery and branch expenses	61,713	81,975	129,470	147,936
Depreciation and amortization expenses	3,829	4,699	7,458	9,276
General and administrative expenses	4,554	5,264	9,919	10,188
Operating income	72,879	87,959	81,460	131,610
Interest expense	(3,829)	(4,319)	(7,281)	(8,539)
Interest income	1,208	1,241	1,936	1,773
Amortization of debt issuance costs	(385)	(732)	(659)	(1,426)
Loss on redemption of debt	--	--	--	(1,700)
Income before income taxes	69,873	84,149	75,456	121,718
Income tax expense	29,391	35,468	32,043	52,479
Net income	$ 40,482	$ 48,681	$ 43,413	$ 69,239
General Partner's interest in net income	213	236	228	335
Limited Partners' interest in net income	$ 40,269	$ 48,445	$ 43,185	$ 68,904

Per unit data (Basic and Diluted):
Net income available to limited partners	$ 0.66	$ 0.72	$ 0.69	$ 1.03
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	0.11	0.11	0.10	0.17
Limited Partner's interest in net income under FASB ASC 260-10-45-60	$ 0.55	$ 0.61	$ 0.59	$ 0.86

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	61,474	67,078	62,839	67,078

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2012	2011

Net income	$ 40,482	$ 48,681
Plus:
Income tax expense	29,391	35,468
Amortization of debt issuance cost	385	732
Interest expense, net	2,621	3,078
Depreciation and amortization	3,829	4,699
EBITDA from continuing operations	76,708	92,658

(Increase) / decrease in the fair value of derivative instruments	(16,981)	(13,261)
Adjusted EBITDA	59,727	79,397

Add / (subtract)
Income tax expense	(29,391)	(35,468)
Interest expense, net	(2,621)	(3,078)
Provision for losses on accounts receivable	4,799	5,225
Increase in accounts receivables	(32,043)	(97,962)
Decrease in inventories	54,998	38,159
Decrease in customer credit balances	(30,986)	(29,108)
Change in deferred taxes	21,776	22,878
Increase in weather hedge contract receivable	(12,500)
Change in other operating assets and liabilities	5,246	5,975
Net cash provided by (used in) operating activities	$ 39,005	$ (13,982)

Net cash used in investing activities	$ (1,646)	$ (1,262)

Net cash provided by (used in) financing activities	$ (26,226)	$ 13,260

Home heating oil and propane gallons sold	130,500	178,900

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2012	2011

Net income	$ 43,413	$ 69,239
Plus:
Income tax expense	32,043	52,479
Amortization of debt issuance cost	659	1,426
Interest expense, net	5,345	6,766
Depreciation and amortization	7,458	9,276
EBITDA from continuing operations	88,918	139,186

(Increase) / decrease in the fair value of derivative instruments	(9,863)	(27,167)
Loss on redemption of debt	--	1,700
Adjusted EBITDA	79,055	113,719

Add / (subtract)
Income tax expense	(32,043)	(52,479)
Interest expense, net	(5,345)	(6,766)
Provision for losses on accounts receivable	6,249	7,873
Increase in accounts receivables	(111,154)	(213,123)
Decrease in inventories	36,115	27,835
Decrease in customer credit balances	(36,302)	(52,242)
Change in deferred taxes	22,930	37,858
Increase in weather hedge contract receivable	(12,500)	--
Change in other operating assets and liabilities	17,235	34,633
Net cash used in operating activities	$ (35,760)	$ (102,692)

Net cash used in investing activities	$ (28,544)	$ (4,444)

Net cash provided by financing activities	$ 2,568	$ 57,894

Home heating oil and propane gallons sold	221,600	291,600
CONTACT: Star Gas Partners
         Investor Relations
         203/328-7310

         Chris Witty
         Darrow Associates
         646/438-9385 or
         cwitty@darrowir.com